Pricing Supplement Dated February 13, 2007	Filed pursuant to Rule 424(b)(2)
(To Prospectus dated February 16, 2006, and	Registration Statement Nos. 333-129763
Prospectus Supplement dated February 16, 2006)	and 333-129763-01

CUSIP: 74254PQN5

Principal Life Insurance Company
Secured Medium-Term Notes (that are also Asset-Backed Securities)
Issued Through and Obligations of
Principal Life Income Fundings Trust 28 (the “Trust” and the “Issuing Entity”)

     The description of this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by Principal Life Insurance Company (“Principal Life”) to the Trust, the payment obligations of which are fully and unconditionally guaranteed by the Guarantee (specified below) issued by Principal Financial Group, Inc. to the Trust, supplements the description of the general terms and provisions of the notes, the funding agreements and the guarantees set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1. The Notes

Principal Amount:	$250,000,000	Purchasing Agent Discount:	0%

Issue Price:	100%	Original Issue Date:	February 20, 2007

Net Proceeds to the Trust:	$250,000,000	Stated Maturity Date:	February 20, 2009

Specified Currency:	U.S. Dollars

Interest Payment Date:	February 20, May 20, August 20 and November 20 of each year

Initial Interest Payment Dates:	May 20, 2007

Regular Record Date:	15 calendar days prior to the Interest Payment Date

Type of Interest Rate:	☐ Fixed Rate	☒ Floating Rate

Fixed Rate Notes:	☐ Yes	☒ No.	If, Yes,

Interest Rate:

Floating Rate Notes:	☒ Yes	☐ No.	If, Yes,

Regular Floating Rate Notes:	☒ Yes	☐ No.	If, Yes,
Interest Rate:	3-Month LIBOR-.03125%
Interest Rate Basis(es):	See below

Floating Rate/Fixed Rate Note:	☐ Yes	☒ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Inverse Floating Rate Note:	☐ Yes	☒ No.	If, Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:	3-Month LIBOR-.03125% determined on the second business day preceding the Original Issue Date.

Initial Interest Reset Date:	May 20, 2007

Interest Rate Basis(es). Check all that apply:
	☐ CD Rate	☐ Commercial Paper Rate
	☐ CMT Rate	☐ Eleventh District Cost of Funds Rate
	☐ Constant Maturity Swap Rate	☐ Federal Fund Open Rate
	☒ LIBOR	☐ Federal Funds Rate
	☐ EURIBOR	☐ Treasury Rate
	☐ Prime Rate	☐ Other (See Attached)

If LIBOR:	☒ LIBOR Reuters Screen LIBOR01 Page	☐ LIBOR Moneyline Telerate Page 3750
LIBOR Currency: U.S. Dollars

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average	☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:	3-Month

Spread (+/-):	-.03125%

Spread Multiplier:	Not Applicable

Interest Reset Date(s):	Each Interest Payment Date

Interest Rate Determination Date(s):	The second business day preceding the Interest Reset Date

Maximum Interest Rate, if any:	Not Applicable

Minimum Interest Rate, if any:	Not Applicable

Calculation Agent:	Citibank, N.A.

Exchange Rate Agent:	Not applicable.

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Notes:	☐ Yes	☒ No.	If, Yes,
Amortizing Schedule:
Additional/Other Terms

Discount Note:	☐ Yes	☒ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Redemption Provisions:	☐ Yes	☒ No.	If, Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part
Additional Other Terms:

Repayment:	☐ Yes	☒ No.	If, Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):

Securities Exchange Listing:	☐ Yes	☒ No.	If, Yes, Name of Exchange:

Authorized Denominations:	$1,000

Ratings: The Notes issued under the Program are rated AA by Standard & Poor’s Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). Principal Life expects the Notes to be rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”).

Purchasing Agent(s) Purchasing Notes as Principal:	☒ Yes	☐ No.	If, Yes,

Purchasing Agent(s)	Principal Amount
Banc of America Securities LLC	$250,000,000

Total:	$250,000,000

Purchasing Agent(s) Acting as Agent:	☐ Yes	☒ No.	If, Yes,

Purchasing Agent(s)	Principal Amount

50,000,000

State of Organization of the Trust:	New York

Additional/Other Terms:

Special Tax Considerations:

2. The Funding Agreement

Funding Agreement Issuer:	Principal Life Insurance Company

Funding Agreement No.:	7-08679

Deposit Amount:	$250,000,015

Net Deposit:	$250,000,000

Effective Date:	February 20, 2007

Stated Maturity Date:	February 20, 2009

Specified Currency:	U.S. Dollars

Interest Payment Dates:	February 20, May 20, August 20 and November 20 of each year

Initial Interest Payment Date:	May 20, 2007

Type of Interest Rate:	☐ Fixed Rate	☒ Floating Rate

Fixed Rate Funding Agreement:	☐ Yes	☒ No.	If, Yes,

Interest Rate:

Floating Rate Funding Agreement:	☒ Yes	☐ No.	If, Yes,

Regular Floating Rate Funding Agreement:	☒ Yes	☐ No.	If, Yes,
Interest Rate:	3 Month LIBOR-.03125%
Interest Rate Basis(es):	See below

Floating Rate/Fixed Rate Funding Agreement:	☐ Yes	☒ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Inverse Floating Rate Funding Agreement:	☐ Yes	☒ No.	If, Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:	3-Month LIBOR-.03125% determined on the second business day preceding the Original Issue Date.

Initial Interest Reset Date:	May 20, 2007

Interest Rate Basis(es). Check all that apply:
	☐ CD Rate	☐ Commercial Paper Rate
	☐ CMT Rate	☐ Eleventh District Cost of Funds Rate
	☐ Constant Maturity Swap Rate	☐ Federal Fund Open Rate
	☒ LIBOR	☐ Federal Funds Rate
	☐ EURIBOR	☐ Treasury Rate
	☐ Prime Rate	☐ Other (See Attached)

If LIBOR:	☒ LIBOR Reuters Screen LIBOR01 Page	☐ LIBOR Moneyline Telerate Page 3750
LIBOR Currency: U.S. Dollars

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average	☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:	3-Month

Spread (+/-):	-.03125%

Spread Multiplier:	Not Applicable

Interest Reset Date(s):	Each Interest Payment Date

Interest Rate Determination Date(s):	The second business day preceding the related Interest Reset Date

Maximum Interest Rate, if any:	Not Applicable

Minimum Interest Rate, if any:	Not Applicable

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Funding Agreement:	☐ Yes	☒ No.	If, Yes,
Amortizing Schedule
Additional/Other Terms

Discount Funding Agreement:	☐ Yes	☒ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:

Additional/Other Terms:

Redemption Provisions:	☐ Yes	☒ No.	If, Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Initial Redemption Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part
Additional Other Terms:

Repayment:	☐ Yes	☒ No.	If, Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):

Ratings: The Funding Agreement issued under the Program is rated AA by S&P. Principal Life expects the Funding Agreement to be rated Aa2 by Moody’s.

Additional/Other Terms if any:

Special Tax Considerations:

3. The Guarantee

Guarantee Issuer:	Principal Financial Group, Inc.

Effective Date:	February 20, 2007

Additional/Other Terms if any: